UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 13, 2013

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Shares”) and warrants granting the holder a right to acquire one Share for each warrant (“Warrants”). This Form 8-K is being filed because the aggregate number of Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Shares was reported, on Form 8-K filed on January 23, 2013. The triggering issuance which caused the total aggregate Shares outstanding to exceed five percent (5%) since the latest previously filed Report is the issuance to Isaac Organization, Inc. (“Isaac”) on February 13, 2013 described below, and accordingly that date is used as the date of this Report.

Series A Shares Under SEC Rule 144

On January 22, 2013, the Company issued 767,441 Shares to Continental Equities, LLC (“Continental”) in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 767,441 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.043 and an exercise term of three years.

On January 29, 2013, the Company issued 760,456 Shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $26,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 760,456 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.03419 and an exercise term of three years.

On January 30, 2013, the Company issued 781,250 Shares to WHC Capital, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac and assigned by Isaac to America Orient and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $25,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 781,250 Warrants to America Orient as consideration for its assignment to WHC. Each Warrant has an exercise price of $0.032 and an exercise term of three years.

On February 11, 2013, the Company issued 1,527,777 Shares to Continental in partial payment of a promissory note in the amount of $500,000 in favor of Isaac and assigned by Isaac to America Orient and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,527,777 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.0216 and an exercise term of three years.

On February 13, 2013, the Company issued 6,194,690 Shares and 6,194,690 Warrants to Isaac in partial payment of a promissory note in the amount of $500,000 in favor of Isaac. This sale of Shares resulted in a principal reduction of $140,000 in notes payable of the Company, and payment of $0 of accrued interest. Each Warrant has an exercise price of $0.0226 and an exercise term of three years.

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On February 19, 2013, the Company issued 1,609,756 Shares to Continental in partial payment of a promissory note in the amount of $500,000 in favor of Isaac and assigned by Isaac to America Orient and partially assigned by America Orient to Continental. This sale of Shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest. The Company also issued 1,609,756 Warrants to America Orient as consideration for its assignment to Continental. Each Warrant has an exercise price of $0.0205 and an exercise term of three years.

Series A Shares Under Section 3(a)(10) of 1933 Act

On February 19, 2013, the Company issued 9,000,000 Shares (“Seventh Issuance”) to Ironridge Global IV, Ltd. The Seventh Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

The Seventh Issuance followed six prior issuances totaling 22,595,000 Shares for purposes of the calculations described immediately below. The Order, as amended, provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Shares, plus (b) that number of Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. The Order further provides that if at any time during the Calculation Period the total Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Shares to the Company and its transfer agent for cancellation.

Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Seventh Issuance Ironridge will own less than 9.99% of the total Shares then outstanding.

Reliance on Exemptions

The restricted Shares issued to the individuals and entitles described above (with the exception of Ironridge) relied upon exemptions from registration requirements provided for in Sections 4(2) and 4(5) of the 1933 Act, as amended, including Regulation D promulgated thereunder, based on the knowledge of such persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

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The Seventh Issuance to Ironridge of restricted Shares described above relied upon exemptions from the registration requirements provided for in Section 3(a)(10) of the 1933 Act, as amended, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of February 19, 2013 and immediately following the issuances described above, the Company has 145,087,298 shares of its Series A common stock outstanding, with a par value of $0.001.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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